UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 14, 2011

CHARMING SHOPPES, INC.
(Exact name of registrant as specified in its charter)

PENNSYLVANIA	000-07258	23-1721355
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

3750 STATE ROAD, BENSALEM, PA 19020
(Address of principal executive offices) (Zip Code)

(215) 245-9100
(Registrant’s telephone number, including area code)

NOT APPLICABLE
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.  Entry Into a Material Definitive Agreement.

On July 14, 2011, Charming Shoppes, Inc. (the “Company”), together with certain of its subsidiaries, including Charming Shoppes of Delaware, Inc., CSI Industries, Inc., FB Apparel, Inc., Catherines Stores Corporation, and Lane Bryant, Inc. (collectively, the “Borrowers”), entered into a Fourth Amended and Restated Loan and Security Agreement (the “Amended Loan Agreement”) with Wells Fargo Bank, National Association, as administrative agent for itself and the lenders that are parties to the Amended Loan Agreement (the “Agent”) and certain of the Company’s subsidiaries, as guarantors.  The Amended Loan Agreement amended and restated the Third Amended and Restated Loan and Security Agreement (the “Existing Agreement”), dated July 31, 2009, among the Borrowers, Wells Fargo Retail Finance, LLC, as administrative agent, and the lenders party thereto, as amended by Amendment No. 1 to the Existing Agreement dated December 31, 2009.

The amendments to the Existing Agreement effected by the Amended Loan Agreement extend the credit facility for five years, until July 14, 2016.  In addition, the amendments provide for, among other things: a change in the maximum amount available under the revolving credit facility from $225 million to $200 million, which may be used for working capital purposes and other general corporate purposes (including the issuance of letters of credit up to $100 million); an increase in revolving credit commitments from the lenders by up to $100 million, subject to certain conditions, including no events of default and payments of all fees; changes to the borrowing base (including increasing advance rates for eligible inventory and removing availability for installment sales receivables and food inventory), which determines how much Borrowers may borrow at any given time; changes to reserves including the addition of a discretionary reserve which may be established by the Agent if the Company’s 1.125% senior convertible notes due 2014 remain outstanding on or after the date which is 45 days prior to the maturity date of such notes; decreases in the interest rates and various fees, including fees for letters of credit and banker’s acceptances; and changes to certain covenants, including reducing or eliminating the restrictions on sales of certain assets.

Base rate loans are variable and will bear interest at the base rate plus the applicable margin; and Eurodollar rate loans will bear interest at LIBOR as adjusted for reserves plus the applicable margin.  The applicable margin under the Amended Loan Agreement will be adjusted each fiscal month based on the Borrowers’ average liquidity for the preceding month.  Borrowers will pay to the Agent a monthly unused line fee payable on the amount by which the maximum credit available under the Amended Loan Agreement exceeds the average daily principal balance of the outstanding revolving loans and letters of credit.

Among the lenders who are parties to this Amended Loan Agreement are the following financial institutions: Wells Fargo Bank, National Association, as administrative agent and a lender; Merrill Lynch, Pierce, Fenner & Smith Incorporated and Wells Fargo Capital Finance, LLC, as joint lead arrangers and joint bookrunners; Bank of America, N.A., as the syndication agent and a lender; and JPMorgan Chase Bank, N.A. and U.S. Bank National Association, as co-documentation agents and as lenders.  Certain of the lenders under the Amended Loan Agreement were also lenders under the Existing Agreement.  In addition, certain of the lenders under the Amended Loan Agreement provide other banking services to the Borrowers not specifically outlined in the Amended Loan Agreement.

The Amended Loan Agreement provides for customary representations and warranties and affirmative covenants.  The Amended Loan Agreement also contains customary negative covenants providing limitations, subject to negotiated exceptions, for sales of assets; encumbrances; indebtedness; loans, advances and investments; acquisitions; guarantees; new subsidiaries; dividends and redemptions; transactions with affiliates; changes in business; limitation of restrictions affecting subsidiaries; credit card agreements; private-label credit cards; and changes in control of certain of the Company’s subsidiaries.  At all times Borrowers must maintain excess availability under the Amended Loan Agreement of at least the greater of 10% of the borrowing base or $15 million.

The Amended Loan Agreement provides the Agent with certain rights and remedies if there is an occurrence of one or more events of default under the Amended Loan Agreement.  Under certain conditions, the maximum amount available under the Amended Loan Agreement may be reduced or terminated by the lenders and the obligation by the Borrowers to repay amounts outstanding under the Amended Loan Agreement may be accelerated.  Such events of default include, among other things: failure to pay any principal, interest or other obligations when due and failure to perform certain covenants after the expiration of any applicable cure and grace periods; any Borrower or guarantor makes a representation, warranty or a statement of fact that is false or misleading in any material respect; any guarantor revokes or terminates its guarantee in favor of the Agent; bankruptcy, insolvency, written admission of an inability to pay debts, or material judgments rendered against any Borrower or guarantor; certain ERISA events; and a change of control, which is generally defined to include a change of beneficial ownership of fifty percent or more of the voting power of the Company.

In connection with the Amended Loan Agreement, the Borrowers and certain subsidiaries of the Company executed and delivered to the Agent a Fourth Amended and Restated Guarantee (the “Amended Guarantee”).  Pursuant to the Amended Guarantee, the Borrowers and most of the subsidiaries of the Company, jointly and severally, guaranteed the borrowings and obligations under the Amended Loan Agreement, subject to standard insolvency limitations.  Under the Amended Guarantee, collateral for the borrowings under the Amended Loan Agreement consists of pledges by the Company and certain of its subsidiaries of the capital stock of each such entity’s subsidiaries.  The Amended Loan Agreement also provides that the Agent will have a security interest in substantially all assets of the Borrowers and their direct and indirect subsidiaries but excluding, among other things, equipment, real property, and stock or other equity and assets of excluded subsidiaries.  Excluded subsidiaries are not guarantors under the Amended Loan Agreement and the Amended Guarantee.

The foregoing description of the material terms and conditions of the Amended Loan Agreement is only a summary of such terms and conditions and is qualified in its entirety by reference to the full text of the Amended Loan Agreement and the Amended Guarantee, copies of which are filed as Exhibit 4.1 and Exhibit 10.1, respectively, to this Current Report on Form 8-K and incorporated herein by reference.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in “Item 1.01. Entry Into a Material Definitive Agreement” of this Report on Form 8-K is incorporated by reference into this Item 2.03 as if fully set forth herein.

Item 9.01.  Financial Statements and Exhibits.

Exhibit No.	Description

4.1
Fourth Amended and Restated Loan and Security Agreement, dated July 14, 2011, by and among Charming Shoppes, Inc., Charming Shoppes of Delaware, Inc., CSI Industries, Inc., FB Apparel, Inc., Catherines Stores Corporation, and Lane Bryant, Inc. as borrowers; a syndicate of banks and other financial institutions as lenders, including Wells Fargo Bank, National Association, as agent for the lenders; and certain of the Company’s subsidiaries as guarantors.

10.1
Fourth Amended and Restated Guarantee, dated July 14, 2011, by Charming Shoppes, Inc., Charming Shoppes of Delaware, Inc., CSI Industries, Inc., FB Apparel, Inc., Catherines Stores Corporation, Lane Bryant, Inc., and certain of the Company’s subsidiaries for the benefit of the lenders party to the Fourth Amended and Restated Loan and Security Agreement, dated July 14, 2011.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CHARMING SHOPPES, INC.
(Registrant)

Date: July 19, 2011	/S/ ERIC M. SPECTER
Eric M. Specter
Executive Vice President
Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

4.1
Fourth Amended and Restated Loan and Security Agreement, dated July 14, 2011, by and among Charming Shoppes, Inc., Charming Shoppes of Delaware, Inc., CSI Industries, Inc., FB Apparel, Inc., Catherines Stores Corporation, and Lane Bryant, Inc. as borrowers; a syndicate of banks and other financial institutions as lenders, including Wells Fargo Bank, National Association, as agent for the lenders; and certain of the Company’s subsidiaries as guarantors.

10.1
Fourth Amended and Restated Guarantee, dated July 14, 2011, by Charming Shoppes, Inc., Charming Shoppes of Delaware, Inc., CSI Industries, Inc., FB Apparel, Inc., Catherines Stores Corporation, Lane Bryant, Inc., and certain of the Company’s subsidiaries for the benefit of the lenders party to the Fourth Amended and Restated Loan and Security Agreement, dated July 14, 2011.